EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Sandra Wheatley Smerdon	Liz Lemon
Cisco	Cisco
(408) 525-9819	(408) 527-8452
swheatle@cisco.com	lemon@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $8.2 billion

•	Q1 Net Income: $1.6 billion GAAP; $1.9 billion non-GAAP

•	Q1 Earnings Per Share: $0.26 GAAP; $0.31 non-GAAP

SAN JOSE, Calif. – November 8, 2006 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 28, 2006. Cisco reported first quarter net sales of $8.2 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.6 billion or $0.26 per share, and non-GAAP net income of $1.9 billion or $0.31 per share. Scientific-Atlanta, Inc., acquired during the third quarter of fiscal 2006, contributed net sales of $584 million during the first quarter of fiscal 2007.

“Cisco delivered another strong quarter, with record results from a revenue, net income and earnings per share perspective,” said John Chambers, Cisco president and CEO. “This strong momentum demonstrates that customers increasingly share our vision of the network as the platform for all forms of communication and IT.”

“We are in the midst of a market inflection that is changing the landscape of networking, and we believe the network is becoming the platform for the next generation of IT, revolutionizing the way people connect, communicate and collaborate. We laid the cornerstones for our strategy to capture this shift several years ago and believe we are now uniquely positioned for continued growth and increased share of our customers’ total IT spend.”

GAAP Results
	Q1 2007	Q1 2006	vs. Q1 2006
Net Sales	$8.2 billion	$6.5 billion	+24.9%
Net Income	$1.6 billion	$1.3 billion	+27.5%
Earnings per Share	$0.26	$0.20	+30.0%

	Non-GAAP Results
	Q1 2007	Q1 2006	vs. Q1 2006
Net Income	$1.9 billion	$1.6 billion	+21.4%
Earnings per Share	$0.31	$0.25	+24.0%

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 6.

Cisco will discuss first quarter results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $2.3 billion for the first quarter of fiscal 2007, compared with $1.4 billion for the first quarter of fiscal 2006.

•	Cash and cash equivalents and investments were $19.5 billion at the end of the first quarter of fiscal 2007, compared with $17.8 billion at the end of the fourth quarter of fiscal 2006.

•	During the first quarter of fiscal 2007, Cisco repurchased 66 million shares of common stock at an average price of $22.85 per share for an aggregate purchase price of $1.5 billion. As of October 28, 2006, Cisco had repurchased and retired 2.0 billion shares of Cisco common stock at an average price of $18.51 per share for an aggregate purchase price of approximately $36.9 billion since the inception of the stock repurchase program.

•	Days sales outstanding in accounts receivable (DSO) at the end of the first quarter of fiscal 2007 were 34 days, compared with 38 days at the end of the fourth quarter of fiscal 2006.

•	Inventory turns on a GAAP basis were 8.3 in the first quarter of fiscal 2007, compared with 8.5 in the fourth quarter of fiscal 2006. Non-GAAP inventory turns were 8.1 in the first quarter of fiscal 2007, compared with 8.3 in the fourth quarter of fiscal 2006.

“We are very pleased with our excellent performance for the first quarter,” said Dennis Powell, Cisco chief financial officer. “We delivered record revenue, net income and earnings per share, with strong operating cash flows of over $2 billion for the third quarter in a row. Our three- to five-year investments are also clearly paying off, resulting in year-over-year revenue growth of 25 percent.”

Business Highlights

Acquisitions

•	During the first quarter of fiscal 2007, Cisco completed the acquisitions of Arroyo Video Solutions, Inc. and Meetinghouse Data Communications, Inc.

New Product Introductions

•	Cisco TelePresence, a new emerging technology solution that creates in-person experiences between people, places and events whether they are across town or across the world.

•	Cisco Digital Media System, a new emerging technology designed to enable organizations to use business-quality, dynamic video and audio to easily connect customers, employees, partners or students anywhere, anytime.

•	Cisco CRS-1, 4-Slot Single-Shelf System, an extension to Cisco’s industry-leading carrier routing system, that provides 320 gigabits-per-second (Gbps) of total switching capacity in the industry’s most compact 40 Gbps-per-slot chassis.

•	Cisco Wide Area Application Services, an integrated branch-office solution designed to accelerate the performance of any TCP-based application across the wide-area network and to enable the consolidation of the branch-office server, storage and backup infrastructure for easier management and lower cost.

Major Customer Wins

•	AT&T completed initial testing of Cisco’s TelePresence Meeting Solution to help ensure network interoperability and performance; Verizon Business is expected to soon begin testing the technology.

•	The City of Amsterdam is building a citywide glass fiber network using Cisco Ethernet fiber-to-the-home technology to deliver telephony, TV and Internet services.

•	The City of Dublin, Ohio and DHB Networks have announced that an innovative citywide wireless (Wi-Fi) network has been installed in the city’s metropolitan-area core designed to improve public safety and stimulate economic development in the region; Wireless Silicon Valley Initiative selected Cisco and several technology companies to build and operate Silicon Valley’s regional wireless network that will serve 2.4 million people across nearly 1,500 square miles.

•	KT, Korea’s leading service provider, selected the Cisco CRS-1 as the company’s KORNET backbone network solution.

Key Milestones

•	Cisco launched its corporate campaign “Welcome to the Human Network.” The campaign, which includes an updated Cisco.com Website and corporate logo, aims to increase Cisco’s awareness level with current and new customers across its four market segments, with a goal to increase the value of Cisco technology, products and brand.

•	Cisco announced a significant investment initiative in Turkey totaling up to US $275 million (Turkey New Lira 400 million) over five years to address areas including country transformation, innovation and entrepreneurship.

Editor’s Note:

•	Q1 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Wednesday, November 8, 2006. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time, November 8, 2006 to 4:30 p.m. Pacific Time, November 15, 2006 at 866-357-4205 (United States) or 203-369-0122 (international). The replay is also available from November 8, 2006 through January 19, 2007 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time, November 8, 2006. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO about Q1 FY’07 results will be available at http://newsroom.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (including the development of our markets, the future of networking, and our positioning) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies including the businesses and technologies of Scientific-Atlanta, Inc.; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks relating to our transition to a new manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; a pandemic or epidemic; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K filed on September 18, 2006, as it may be amended from time to time. Cisco’s results of operations for the three months ended October 28, 2006 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, significant gains and losses on publicly traded equity securities, and the income tax effects of the foregoing. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures we refer you to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Copyright © 2006 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, and Cisco Systems are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries.

All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 28, 2006	October 29, 2005
NET SALES:
Product	$6,940	$5,491
Service	1,244	1,059

Total net sales	8,184	6,550

COST OF SALES:
Product	2,499	1,751
Service	452	389

Total cost of sales	2,951	2,140

GROSS MARGIN	5,233	4,410

OPERATING EXPENSES:
Research and development	1,083	996
Sales and marketing	1,686	1,453
General and administrative	364	278
Amortization of purchased intangible assets	105	59
In-process research and development	4	2

Total operating expenses	3,242	2,788

OPERATING INCOME	1,991	1,622

Interest income, net	157	154
Other income (loss), net	28	(17)

Interest and other income, net	185	137

INCOME BEFORE PROVISION FOR INCOME TAXES	2,176	1,759
Provision for income taxes	568	498

NET INCOME	$1,608	$1,261

Net income per share:
Basic	$0.27	$0.20

Diluted	$0.26	$0.20

Shares used in per-share calculation:
Basic	6,061	6,245

Diluted	6,199	6,340

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 28, 2006	October 29, 2005
GAAP net income	$1,608	$1,261
Employee share-based compensation expense	225	317
Payroll tax on stock option exercises	6	2
Compensation expense related to acquisitions and investments	21	40
In-process research and development	4	2
Amortization of purchased intangible assets	141	59
Income tax effect	(101)	(112)

Non-GAAP net income	$1,904	$1,569

Diluted net income per share:
GAAP	$0.26	$0.20

Non-GAAP	$0.31	$0.25

Shares used in diluted net income per-share calculation:
GAAP	6,199	6,340

Non-GAAP	6,202	6,340

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 10.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 28, 2006	July 29, 2006
ASSETS
Current assets:
Cash and cash equivalents	$4,313	$3,297
Investments	15,207	14,517
Accounts receivable, net of allowance for doubtful accounts of $180 at October 28, 2006 and $175 at July 29, 2006	3,091	3,303
Inventories	1,477	1,371
Deferred tax assets	1,582	1,604
Prepaid expenses and other current assets	1,581	1,584

Total current assets	27,251	25,676

Property and equipment, net	3,444	3,440
Goodwill	9,298	9,227
Purchased intangible assets, net	2,065	2,161
Other assets	2,850	2,811

TOTAL ASSETS	$44,908	$43,315

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$869	$880
Income taxes payable	1,605	1,744
Accrued compensation	1,487	1,516
Deferred revenue	4,546	4,408
Other accrued liabilities	2,774	2,765

Total current liabilities	11,281	11,313

Long-term debt	6,455	6,332
Deferred revenue	1,219	1,241
Other long-term liabilities	410	511

Total liabilities	19,365	19,397

Minority interest	14	6

Shareholders’ equity	25,529	23,912

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,908	$43,315

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 28, 2006	October 29, 2005
Cash flows from operating activities:
Net income	$1,608	$1,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	348	258
Employee share-based compensation expense	225	317
Share-based compensation expense related to acquisitions and investments	10	28
Provision for doubtful accounts	6	11
Provision for inventory	56	47
Deferred income taxes	60	125
Excess tax benefits from share-based compensation	(151)	(40)
In-process research and development	4	2
Net (gains) losses and impairment charges on investments	(48)	11
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	206	(135)
Inventories	(162)	(65)
Prepaid expenses and other current assets	(16)	(41)
Lease receivables, net	(22)	(26)
Accounts payable	(11)	(14)
Income taxes payable	48	4
Accrued compensation	(29)	(124)
Deferred revenue	116	(248)
Other liabilities	23	31

Net cash provided by operating activities	2,271	1,402

Cash flows from investing activities:
Purchases of investments	(4,771)	(7,973)
Proceeds from sales and maturities of investments	4,268	7,335
Acquisition of property and equipment	(214)	(215)
Acquisition of businesses, net of cash and cash equivalents acquired	(121)	(122)
Change in investments in privately held companies	(48)	(18)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	—	(25)
Other	(41)	(105)

Net cash used in investing activities	(927)	(1,123)

Cash flows from financing activities:
Issuance of common stock	1,019	136
Repurchase of common stock	(1,500)	(3,500)
Excess tax benefits from share-based compensation	151	40
Other	2	7

Net cash used in financing activities	(328)	(3,317)

Net increase (decrease) in cash and cash equivalents	1,016	(3,038)
Cash and cash equivalents, beginning of period	3,297	4,742

Cash and cash equivalents, end of period	$4,313	$1,704

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 28, 2006	July 29, 2006 (b)
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,313	$3,297
Fixed income securities	14,472	13,805
Publicly traded equity securities	735	712

Total	$19,520	$17,814

INVENTORIES
Raw materials	$155	$131
Work in process	402	377
Finished goods:
Distributor inventory and deferred cost of sales	424	423
Manufacturing finished goods	272	236

Total finished goods	696	659
Service-related spares	190	170
Demonstration systems	34	34

Total	$1,477	$1,371

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,674	$3,647
Computer equipment and related software	1,382	1,352
Production, engineering, and other equipment	3,816	3,678
Operating lease assets	155	153
Furniture and fixtures	365	363

	9,392	9,193
Less accumulated depreciation and amortization	(5,948)	(5,753)

Total	$3,444	$3,440

LEASE RECEIVABLES, NET (a)
Current	$326	$308
Noncurrent	468	464

Total	$794	$772

OTHER ASSETS
Deferred tax assets	$943	$983
Investments in privately held companies	618	574
Income tax receivable	277	279
Lease receivables, net	468	464
Other	544	511

Total	$2,850	$2,811

DEFERRED REVENUE
Service	$4,032	$4,088
Product
Unrecognized revenue on product shipments and other deferred revenue	1,248	1,156
Cash receipts related to unrecognized revenue from two-tier distributors	485	405

Total product deferred revenue	1,733	1,561

Total	$5,765	$5,649

Reported as:
Current	$4,546	$4,408
Noncurrent	1,219	1,241

Total	$5,765	$5,649

Notes:

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.
(b)	Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 28, 2006	October 29, 2005
Cost of sales – product	$11	$19

Cost of sales – service	24	34

Employee share-based compensation expense included in cost of sales	35	53

Research and development	74	103
Sales and marketing	94	127
General and administrative	22	34

Employee share-based compensation expense included in operating expenses	190	264

Total employee share-based compensation expense	225	317
Tax benefit	(58)	(89)

Employee share-based compensation expense, net of tax	$167	$228

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER-SHARE CALCULATION

(In millions)

	Three Months Ended
	October 28, 2006	October 29, 2005
Shares used in diluted net income per-share calculation – GAAP	6,199	6,340
Effect of SFAS 123(R)	3	—

Shares used in diluted net income per-share calculation — Non-GAAP	6,202	6,340

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	October 28, 2006	July 29, 2006

GAAP cost of sales	$2,951	$2,839

Employee share-based compensation expense	(35)	(31)

Impact to cost of sales from purchase accounting adjustments to inventory	—	(4)

Amortization of purchased intangible assets	(36)	(36)

Non-GAAP cost of sales	$2,880	$2,768